STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) dated as of August 31, 2022 (the “Effective Date”), is made and entered into by and among ASIAN SOLAR CO. LTD., a company organized under the laws of Thailand (the “Company”), PRAMUAL BUDDHA, an individual and affiliate of the Company (“Seller”) and UNITED CAPITAL CONSULTANTS INC., a Delaware corporation (the “Purchaser”).

RECITALS

WHEREAS, the Company is engaged in Solar Engineering, Procurement, and Construction (EPC) and the execution of Solar Power Purchase Agreements (PPA). Seller warrants to Purchaser that it currently has a 3 Megawatt (MW) solar farm under construction with a government university as an off-taker and has a pipeline of approximately 50 Megawatt (MW) of solar projects for government universities and hospitals as well as other investment grade off-takers throughout Thailand.

WHEREAS, upon the terms and subject to the conditions set forth herein, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, a total of One Million (1,000,000) restricted shares of the capital stock of the Company (the “Shares”), constituting a Ten Percent (10%) equity stake in the Company as calculated on a post-transaction fully-diluted basis. In addition, Seller shall grant to Purchaser an option to purchase an additional (3,500,000) restricted shares of the capital stock of the Company (the “Additional Shares”), constituting an additional Thirty-Five Percent (35%) equity stake in the Company as calculated on a post-transaction fully-diluted basis exercisable upon the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
PURCHASE AND SALE OF SHARES

Section 1.1Purchase and Sales of the Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Seller shall sell, transfer, assign, convey and deliver to the Purchaser, and the Purchaser shall purchase from the Seller, the Shares in accordance with the following schedule:

(a)Initial Tranche.  Seller shall sell, transfer, assign, convey and deliver to the Purchaser a total of One Million (1,000,000) restricted shares of the capital stock of the Company (the “Shares”), constituting a Ten Percent (10%) equity stake in the Company as calculated on a post-transaction fully-diluted basis, in exchange for Fifty Thousand USD ($50,000) cash and Twelve Thousand (12,000) restricted shares of the common stock of

Purchaser, which are deemed by the parties to have a total cost basis of $60,000 USD (or $5.00 USD per share) (the “Purchaser Shares”).

(b)Option to Purchase Additional Shares. Seller shall grant to Purchaser an option to acquire an additional Three Million Five Hundred Thousand (3,500,000) restricted shares of the common stock of the Company (the “Additional Shares”). The terms and conditions governing the purchase and sale of the Additional Shares will be determined at such other time and place as the parties hereto shall mutually agree upon in writing, provided that the consideration to be paid by Purchaser to Seller for the Additional Shares shall total Thirty-Seven Thousand (37,000) restricted shares of the common stock of Purchaser, which are deemed by the parties to have a total cost basis of $140,000 USD (or $5.00 USD per share), and Two Thousand USD ($200,000) Cash. Furthermore, prior to the consummation of the sale of the Additional Shares, the Company agrees to furnish to Purchaser all information reasonably requested by Purchaser to comply with applicable law or otherwise, including, but not limited to, audited financial statements prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

Section 1.2Lock-up. The Seller hereby undertakes not to sell, transfer, contribute, convey, assign, nor dispose of, nor pledge or otherwise encumber, by any means whatsoever, either directly or indirectly, for consideration or for free, including by means of transfer of business, merger or other form of amalgamation or corporate restructuring or reorganization, any of Purchaser’s Common Stock or any of the rights deriving or relating thereto to any person, for a period of twelve (12) months starting from the date of each Closing, except for any sale or transfer to an affiliate of the Seller, provided that such affiliate of the Seller agrees to the benefit of the Purchaser to be bound by the terms of this lock-up provision and evidence thereof is delivered to the Purchaser prior to the completion of such transfer.

ARTICLE II
CLOSING; PAYMENT; DELIVERIES

Section 2.1Closing. The consummation of the transactions contemplated with respect to the sale and purchase of the Shares hereunder shall take place in accordance with the following schedule (each, a “Closing”)

(a)Initial Closing. The consummation of the transactions contemplated with respect to the sale and purchase of the Shares hereunder shall take place on the date hereof, remotely via the exchange of documents and signatures, or at such other time and place as soon as reasonably practicable hereafter as the parties hereto shall mutually agree upon in writing (which time(s) and place(s) are each designated as the “Initial Closing”) and in compliance with applicable laws.

(b)Subsequent Closings. The consummation of the transactions contemplated with respect to the sale and purchase of the Additional Shares hereunder shall take place at such other time and place as the parties hereto shall mutually agree upon in writing (which time(s) and place(s) are each designated as a “Subsequent Closing”) and in compliance with applicable laws.

Section 2.2Deliveries by the Purchaser.

(a)Deliveries by the Purchaser at the Initial Closing. At the Initial Closing, the Purchaser shall deliver (or cause to be delivered) to the Seller:

i.The Purchaser Shares by delivery of a copy of the resolutions of the board of directors of the Purchaser evidencing the issuance and allotment of the Purchaser Shares contemplated to be issued and allotted to the Seller under Section 1.1(a), certified by a director of the Purchaser.

ii.A copy of the resolutions of the Board of Directors (or equivalent governing body) of the Purchaser authorizing the execution, delivery and performance of this Agreement as well as the transactions contemplated hereunder and a certificate of an officer of the Purchaser dated the date hereof to the effect that such resolutions were duly adopted and are in full force and effect.

iii.Evidence of book entry or formal stock certificate representing the Purchaser Shares duly endorsed or accompanied by other duly executed instrument in writing shall be provided within ten (10) business days after the Initial Closing date.

iv.A wire transfer in the amount of $75,000 USD.

(b)Deliveries by the Purchaser at each Subsequent Closing. Deliveries by the Purchaser at each Subsequent Closing shall be determined at such other time and place as the parties hereto shall mutually agree upon in writing.

Section 2.3Deliveries by the Seller and the Company.

(a)Deliveries by the Seller and the Company at the Initial Closing. At the Initial Closing, the Seller and/or the Company shall deliver (or cause to be delivered) to the Purchaser:

i.Stock certificates representing the Shares being purchased at the Initial Closing, duly endorsed or accompanied by other duly executed instruments of transfer.

ii.A copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement as well as the transactions contemplated hereunder and a certificate of a director of the Company dated as of the date hereof to the effect that such resolutions were duly adopted and are in full force and effect.

iii.Appointment of an individual of the Purchaser’s choosing to the Board of Directors of the Company.

iv.A copy of the Company’s Shareholder’s List (BOJ.5) indicating the purchase of the initial tranche of Shares by the Purchaser, filed and recorded with the Department of Business Development.

(b)Deliveries by the Seller and the Company at each Subsequent Closing. Deliveries by the Seller and the Company at each Subsequent Closing shall be determined at such other time and place as the parties hereto shall mutually agree upon in writing.

Section 2.4Further Action. Each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do or cause to be done all things necessary, proper or advisable under applicable law, and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated hereby.

Section 2.5Capital Gains Tax. The Seller acknowledges and agrees that any capital gains tax in connection with the sale of the Shares contemplated hereunder shall be borne by the Seller alone, and the Seller shall fully indemnify the Purchaser if Purchaser is required to pay or withhold any portion of such capital gains tax by any Tax authority due to this transaction.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANY

The Seller and the Company each represent and warrant to the Purchaser as follows as of the date hereof and as of the date of each Closing:

Section 3.1Organization.

(a)The Company is a limited company duly organized, validly existing, and in good standing under the laws of Thailand, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so organized, existing and in good standing or to have such power and authority, or to be so qualified or licensed is not reasonably likely to have a Material Adverse Effect on the Company . For purpose of this Article III, the term “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of this Agreement and any other documents or instruments as contemplated hereunder to be executed by the parties hereto (the “Transaction Documents”), (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the, as applicable, or (iii) a material adverse effect on the ability of the Company, as applicable, to perform in any material respect on a timely basis its respective obligations under any Transaction Document.

Section 3.2Authorization; Validity of Agreement.

(a)The Seller and the Company have the requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller and the Company of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the board of directors or equivalent governing body of the Company and no other corporate proceedings on the part of the Company are necessary or desirable to authorize the execution and delivery of this Agreement by the Seller or the Company and the consummation of the transactions contemplated hereby. This Agreement and Transaction Documents have been duly executed and delivered by the Seller and the Company and, assuming due authorization, execution and delivery of this Agreement and the other Transaction Documents by the Purchaser, are legal, valid, binding and enforceable obligations of the Seller and the Company, enforceable against the Seller and the Company in accordance with their terms, except to the extent such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

Section 3.3No Violations or Actions; Consents and Approvals.

(a)Neither the execution and delivery of this Agreement and the other Transaction Documents by the Seller and the Company nor the consummation by the Seller and the Company of the transactions contemplated hereby will (i) violate any provision of the organizational documents of the Company , (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which the Seller or the Company is a party or by which any of their respective assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Seller, the Company or any of their respective properties or assets; except in the case of clauses (ii) and (iii) for violations, breaches or defaults which would not reasonably be likely to have a Material Adverse Effect on the Seller or the Company, taken individually.

(b)No filing or registration with, notification to, or authorization, consent or approval of, any foreign, federal, state, local, municipal, county or other governmental, administrative or regulatory authority, body, agency, court, tribunal, commission or similar entity (including any branch, department or official thereof) (a “Governmental Entity”) is required in connection with the execution and delivery of this Agreement and the other Transaction Documents by the Seller or the Company or the consummation by the Seller or the Company of the transactions contemplated hereby and thereby, except for such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made which would not reasonably be likely to have a Material Adverse Effect on the Seller or the Company .

(c)There is no action, suit, inquiry, notice of violation, arbitration, proceeding or investigation pending or, to the knowledge of the Seller or the Company, threatened against or affecting the Seller or the Company before any Governmental Entity, arbitral forum or any other competent forum (collectively, “Action”), or any outstanding judgment binding on the Seller or the Company which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the other Transaction Documents or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect on the Seller or the Company.

Section 3.4Ownership and Possession of Shares. The Shares and the certificates representing the Shares are now, and at all times prior to their transfer to the Purchaser pursuant to each Closing, were, owned by the Seller, or by a nominee or custodian for the sole and exclusive benefit of the Seller, free and clear of all Encumbrances whatsoever. Other than this Agreement and the Transaction Documents, there are no agreements or commitments obligating the Seller or the Company to sell any Shares, or to issue or sell any securities convertible into the shares of the Company . There are no silent participation or other participation rights with respect to the profits of the Company , no profit participating loans in respect of the Company and no third party owns any indirect participation in, and there are no trust arrangements with respect to any Shares.

Section 3.5Good Title Conveyed. The stock certificates, stock powers, endorsements, assignments and other instruments being executed and delivered by the Seller to the Purchaser at or after each Closing are and will be legal, valid and binding obligations of the Seller, enforceable in accordance with their respective terms, and will effectively vest in the Purchaser good, valid and marketable title to all the Shares to be transferred to the Purchaser pursuant to and as contemplated by this Agreement free and clear of all Encumbrances.

Section 3.6Offshore Offering.

(a)The Seller was, and is, at the time of execution of this Agreement, located outside the United States.

(b)The Seller is not a U.S. person.

(c)The sale and purchase of Purchaser’s Common Shares is not part of a plan or scheme by the Seller to evade the registration requirements of the Securities Act.

(d)The Seller is acquiring Purchaser’s Common Shares for its own account for investment purposes only and not with the view to, or with any intention of, resale, distribution or other disposition thereof. It does not have any direct or indirect arrangement, or understanding with any other persons to distribute, or regarding the distribution of, the Purchaser’s Common Shares in violation of the Securities Act or other applicable laws.

(e)The Seller acknowledges that all offers and sales of the Purchaser’s Common Shares before the end of the “distribution compliance period” (as such term is defined in Regulation S promulgated under the Securities Act) be made only in accordance with Regulation S promulgated the Securities Act, pursuant to registration of the securities under the Securities Act or pursuant to an exemption therefrom.

(f)The Seller understands that the certificate evidencing the Purchaser’s Common Shares will bear a legend or other restriction substantially to the following effect:

“THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NO SALE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THESE SECURITIES MAY BE MADE UNLESS EITHER (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”

For purposes of this Section 3.6, “United States” and “U.S. person” have the meanings ascribed thereto in Regulation S under the Securities Act.

Section 3.7Permits; Compliance.

(a)The Company has validly and lawfully obtained and is in possession of all licenses, authorizations, concessions, consents, permits (including building and construction permits) and approvals of any Governmental Entity or other competent authority necessary for the Company to own, lease and operate its properties and to carry on its business as it is now being conducted as well as to benefit from the applicable feed-in tariffs or other applicable incentive (the “Permits”). The Company is not in conflict with, or in default, breach or violation of any permit, laws or regulations applicable to the Company or by which any property or asset of the Company is bound or affected. Each Permit is in full force and effect. No written notice of any breach, revocation, termination, invalidity, annulment or other limitation, expiry or forfeiture of any Permit, in whole or in part, has been, or to the best knowledge of the Seller or the Company, is likely to be provided to the Company. No Permit application has been submitted which awaits determination.

(b)None of Seller, the Company, its affiliates, or any of its directors, officers, agents, employees or other Persons, including the Seller (collectively, the “Seller’s Affiliates”) acting for or on behalf of Seller has violated the U.S. Foreign Corrupt Practices Act or any other anti-bribery or anti-corruption laws applicable to the Company or the Seller’s Affiliates.

Section 3.8Financial Statements. The financial statements of the Company as provided or to be provided to the Purchaser have been prepared in accordance with applicable law and with the accounting principles, standards and practices generally accepted for the periods indicated in the relevant jurisdiction (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments). The financial statements of the Company for the last five years have been duly filed with the appropriate regulatory body in the relevant jurisdiction on a timely basis.

Section 3.9Labor Matters. Except as would not have a Material Adverse Effect, (a) there are no controversies pending or, to the knowledge of the Seller or the Company, threatened between the Company and any of its employees; (b) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company , nor, to the knowledge of the Seller or the Company, are there any activities or proceedings of any labor union to organize any such employees; and (c) there is no strike, slowdown, work stoppage or lockout by or with respect to any employees of the Company.

Section 3.10Title to Assets. The Company has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to its business as presently conducted, in each case free and clear of all Encumbrances, except for (i) Encumbrances as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property, and (ii) Encumbrances for the payment of federal, state or other taxes the payment of which is neither delinquent nor subject to penalties.

Section 3.11Taxes.

(a)The Company has filed all material Tax returns and reports required to be filed by it and has paid and discharged, in all material respects, all Taxes required to be paid or discharged in its country of incorporation. For purpose of this Agreement, the term “Tax” means all taxes, howsoever denominated, including but not limited to interest, penalties, fines and other additions to tax that may become payable, imposed by any applicable law, statute, rule or regulation or any tax or administrative authority, including all taxes, withholdings and other charges in respect of income, profits, gains, payroll, sales, use, value added, registration of acts or documents, ad valorem, excise, franchise, social security (or similar), gross receipts, business licenses, occupations, unemployment disability, real or personal property, stamps, transfers, which Seller is required to pay, withhold or collect in any relevant jurisdiction prior to each Closing.

(b)The Company has within the time limits prescribed by applicable law (including any applicable extension periods) duly paid all Tax, properly withheld from its employees, agents, contractors and service providers all amounts required to be withheld, filed all returns (including, but not limited to, the corporate income tax, VAT and IRAP returns), given all notices, supplied all other information required to be supplied to any Tax Authority, in each case in all material respects, and all such information was and remains complete and accurate in all material respects and all such returns and notices, as well as all the information contained therein, such as Tax losses and credits, were and remain complete and accurate in all material respects and were made on a proper basis and, to the knowledge of the Company, the Company is not subject of a back duty investigation or other dispute regarding Tax recoverable from the Company or regarding the availability of any relief from Tax to the Company and, to the knowledge of the Company, there are no facts which are likely to cause such an investigation to be instituted or such a dispute to arise.

(c)The Company has properly and sufficiently accounted provisions in the relevant accounts, in compliance with the applicable laws and accounting principles, for correct and timely payment of Taxes accrued as well as for deferred Tax liabilities, in each case in all material respects.

Section 3.12Grid connection. The Company has secured all the material grid connection arrangements necessary or desirable for carrying on its business prior to and after each Closing and has complied and is in compliance, in all material respects, with all obligations and requirements deriving thereunder. The documentation provided by the Seller and the Company to the Purchaser contains all relevant information and provides a true, correct and complete representation of the existing grid connection arrangements of the Company. The Company is not in breach of any of its material obligation under any material grid connection agreement to which the Company is a party, nor under any applicable Permit, law or regulation in a way that would entitle any governmental entity to revoke or materially reduce the feed-in tariff or other applicable incentive; or otherwise entitle any governmental entity or the grid operator to suspend the grid connection of any plant or to impose any sanction on the Company.

Section 3.13Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Seller or the Company.

Section 3.14Liabilities. Except for those liabilities included in the most recent year-end financial statement, the Seller and the Company warrant that the Company does not have any outstanding liabilities. Should any liabilities not recorded be identified, the Seller and the previous Directors of the Company shall be responsible for the remission of said liabilities and the Purchaser may apply payments to said debtors directly in lieu of payment to the Seller.

Section 3.15No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither the Seller nor any other Person makes any other express or implied representation or warranty on behalf of the Seller or any of its affiliates.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Purchaser represents and warrants to the Seller as follows as of the date hereof and as of the date of each Closing:

Section 4.1Organization. Purchaser is a company duly organized, validly existing and in good standing under the laws of its state of incorporation, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so organized, existing and in good standing or to have such power and authority, or to be so qualified or licensed is not reasonably likely to have a Material Adverse Effect on the Purchaser. The documents provided by the Purchaser to the Seller during the course of the investigation by or on behalf of the Seller into the affairs of the Purchaser is accurate, complete and current. For purpose of this Article IV, the term “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of this Agreement and the Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of each the Purchaser, taken individually and as applicable, or (iii) a material adverse effect on the ability of the Purchaser, as applicable, to perform in any material respect on a timely basis its respective obligations under any Transaction Document.

Section 4.2Authorization; Validity of Agreement. Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and the Transaction Documents, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Purchaser of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors (or equivalent governing body) of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement and the other Transaction Documents by Purchaser and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents have been duly executed and delivered by Purchaser and, assuming due authorization, execution and delivery of this Agreement and the Transaction Documents by the Seller, are legal, valid, binding and enforceable obligations of Purchaser, enforceable against Purchaser in accordance with their terms, except to the extent such enforcement may be subject to or limited by (i) bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

Section 4.3No Violations or Actions; Consents and Approvals.

(a)Neither the execution and delivery of this Agreement and the other Transaction Documents by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby and thereby will (i) violate any provision of the organizational documents of Purchaser, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, license, lease, contract, agreement or other instrument or obligation to which Purchaser is a party or by which any of them or any of their assets may be bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Purchaser or any of their properties or assets, except in the case of clauses (ii) and (iii) for violations, breaches or defaults which would not reasonably be likely to have a Material Adverse Effect on the Purchaser.

(b)No filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity is required in connection with the execution and delivery of this Agreement or the other Transaction Documents by the Purchaser or the consummation by the

Purchaser of the transactions contemplated hereby and thereby, except (i) such consents, approvals, orders, authorizations, notifications, registrations, declarations and filings the failure of which to be obtained or made would not reasonably be likely to have a Material Adverse Effect on the Purchaser, (ii) filings required to complete any transaction contemplated under this Agreement and any other Transaction Document and (iii) the required filings and notifications under applicable securities laws.

(c)There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the other Transaction Documents or the issuance and sale of the Purchaser’s Common Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither Purchaser, nor any director or officer of the Purchaser, is the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Purchaser, there is not pending or contemplated, any investigation by the SEC involving Purchaser or any current director or officer of Purchaser.

Section 4.4Issuance of Purchaser Shares at the Initial Closing. The Purchaser Shares being issued at the Initial Closing to the Seller pursuant to this Agreement have been duly authorized by all necessary corporate action on the part of the Purchaser, and will be validly issued, fully paid and nonassessable, free and clear of all Encumbrances, except restrictions on transfer imposed by the Securities Act and state securities laws, and the issuance of such shares is not subject to preemptive or subscription rights of any shareholder of the Purchaser.

Section 4.5Good Title Conveyed. The stock certificates, stock powers, endorsements, assignments and other instruments being executed and delivered by the Purchaser to the Seller at or after each Closing are and will be legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, and will effectively vest in the Seller good, valid and marketable title to all the Purchaser’s Common Shares to be transferred to the Seller pursuant to and as contemplated by this Agreement free and clear of all Encumbrances.

Section 4.6Title to Assets. Purchaser has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of the Purchaser, in each case free and clear of all Encumbrances, except for (i) Encumbrances as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Purchaser, (ii) Encumbrances for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with United States generally accepted accounting principles (“GAAP”) and, the payment of which is neither delinquent nor subject to penalties, and (iii) such exceptions that would not result in any Material Adverse Effect on the Purchaser. Any real property and facilities held under lease by the Purchaser are held by them under valid, subsisting and enforceable leases with which the Purchaser is in compliance.

Section 4.7Disclosure. Except with respect to the material terms and conditions of the transactions contemplated hereby, Purchaser confirms that neither it nor any other Person acting on its behalf has provided any of the Seller or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise publicly disclosed. The Purchaser understand and confirm that the Seller will rely on the representations made by the Purchaser to the Seller or any of its affiliate or advisor in effecting transactions in securities of the Purchaser. All of the disclosure furnished to the Seller regarding the Purchaser, its respective businesses and the transactions contemplated hereby, at the time of such disclosure being made, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

Section 4.8Permits; Compliance. Except for such exceptions which would not reasonably likely to have a Material Adverse Effect on the Purchaser,

(a)Purchaser has validly and lawfully obtained and is in possession of all Permits; Purchaser is not in conflict with, or in default, breach or violation of any permit, laws or regulations applicable to such company or by which any property or asset of such company is bound or affected; each Permit is in full force and effect; no written notice of any breach, revocation, termination, invalidity, annulment or other limitation, expiry or forfeiture of any Permit, in whole or in part, has been, or to the knowledge of the Purchaser, is likely to be provided to Purchaser; no Permit application has been submitted which awaits determination; and

(b)none of Purchaser, its affiliates, or any of its directors, officers, agents, employees or other Persons (collectively, the “Purchaser Affiliates”) acting for or on behalf of the Purchaser has violated the U.S. Foreign Corrupt Practices Act or any other anti-bribery or anti-corruption laws applicable to the Purchaser.

Section 4.9Labor Relations. The Purchaser is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.10Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

Section 4.11No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither the Purchaser nor any other Person makes any other express or implied representation or warranty on behalf of the Purchaser or any of its affiliates.

ARTICLE V

INDEMNIFICATION

Section 5.1Survival of Representations and Warranties. The representations and warranties of the Seller, the Company and the Purchaser contained in this Agreement shall survive each Closing until the third anniversary of each Closing; provided, however, that the representations and warranties made pursuant to Sections 3.1, 3.2, 3.4, 3.5, 3.6 and 4.1, 4.2, and 4.4 shall survive indefinitely. If written notice of a claim has been given prior to the expiration of the applicable representations and warranties, then the relevant representations and warranties shall survive as to such claim, until such claim has been finally resolved.

Section 5.2Indemnification by the Seller and the Company. The Purchaser and their respective affiliates, officers, directors, employees, agents, successors and assigns (each an “Indemnified Party”) shall be indemnified and held harmless by the other parties, as the case may be (the “Indemnifying Party”) for and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including attorneys’ and consultants’ fees and expenses) actually suffered or incurred by any Indemnified Party (hereinafter a “Loss”), arising out of or resulting from (a) the breach of any representation or warranty made by the Indemnifying Party (it being understood that such representations and warranties shall be interpreted without giving effect to any limitations or qualifications as to “materiality” (including the word “material” or “Material Adverse Effect” set forth therein), or (b) the breach of any covenant or agreement by the Indemnifying Party contained in this Agreement. To the extent that the Indemnifying Party’s undertakings set forth in this Section 5.2 may be unenforceable, the Indemnifying Party shall contribute the maximum amount that it is permitted to contribute under applicable law to the payment and satisfaction of all Losses incurred by the Indemnified Parties.

ARTICLE VI
MISCELLANEOUS

Section 6.1Public Announcements. The Purchaser, the Company and the Seller shall consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to this Agreement and the transactions contemplated hereby, shall provide to the other party for review a copy of any such press release or statement, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable law or any listing agreement with a securities exchange.

Section 6.2Non-Disclosure. For a period of two (2) years from each Closing, the parties shall treat as confidential and shall not disclose any confidential information pertaining to this Agreement, its terms and negotiation, the transactions contemplated hereby and the business conducted by the Companies prior to the Closing; provided, however, that nothing in this Section 6.2 will prohibit the disclosure of any such confidential information (a) which is required to be disclosed in connection with any court action or any proceeding before any Governmental Entity, (b) in connection with the enforcement of any of the rights of any party hereto, (c) which is required to be disclosed under the Securities Act or under the rules and regulations of any national securities exchange, or (d) to any party's officers, directors, shareholders, partners, affiliates or representatives.

Section 6.3Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

Section 6.4Amendment; Waiver. This Agreement may be amended, modified or supplemented by the parties hereto, at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 6.5Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter’s confirmation of a receipt of a facsimile or electronic transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five (5) business days after the day when mailed in the United States by certified or registered mail.

Section 6.6Certain Definitions. As used in this Agreement:

(a)The term “affiliate”, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person.

(b)The term “Encumbrances” shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

(c)The term “Person” or “person” shall include individuals, corporations, partnerships, trusts, other entities and groups (which term shall include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

(d)The term “Subsidiary” or “Subsidiaries”, with respect to any Person, means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than fifty percent (50%) of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

Section 6.7Interpretation. When a reference is made in this Agreement to a section, article, paragraph, clause, annex or exhibit, such reference shall be to a reference to this Agreement unless otherwise clearly indicated to the contrary. The descriptive article and section headings herein are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The meaning assigned to each term used in this Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting either gender shall include both genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

Section 6.8Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

Section 6.9Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings (written and oral), between the parties with respect to the subject matter hereof.

Section 6.10Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 6.11Specific Performance. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached; accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any domestic and foreign state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 6.12Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

Section 6.13Submission to Jurisdiction. Each of the Seller, the Company and the Purchaser hereby irrevocably submits in any action, suit or proceeding arising out of this Agreement or any of the transactions contemplated hereby to the jurisdiction of any court of the State of Arizona located in the County of Maricopa. The parties hereto waive any and all objections to the laying of venue of any such litigation in such jurisdiction and agree not to plead or claim in any such litigation that such litigation has been brought in an inconvenient forum.

Section 6.14Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. Each party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver, (iii) each such party makes this waiver voluntarily and (iv) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.14.

Section 6.15Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns and are not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 6.16Recitals. The recitals are true and correct and incorporated herein by reference.

[Signature Page Follows]

SIGNATURES

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

SELLER:

PRAMUAL BUDDHA

By:	/s/ Pramual Buddha
Name: Pramual Buddha

COMPANY:

ASIAN SOLAR CO. LTD.

By:	/s/ Pramual Buddha
Name: Pramual Buddha
Title: Managing Director

By:	/s/ Thanachai Sawangphakdee
Name: Thanachai Sawangphakdee Title: Managing Director

UNITED CAPITAL CONSULTANTS INC.

By:	/s/ Clayton Patterson
Name: Clayton Patterson
Title: Chief Executive Officer